Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT
OF
BR-TBR LAKE BOONE NC OWNER, LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of BR-TBR LAKE BOONE NC OWNER, LLC, a Delaware limited liability company (the “Company”), is entered into among BR-TBR LAKE BOONE NC VENTURE, LLC, a Delaware limited liability company, as the sole member (the “Member”) and Michael L. Konig (the “Springing Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member hereby agrees as follows:

Section 1.          Name.

The name of the limited liability company formed hereby is BR-TBR Lake Boone NC Owner, LLC.

Section 2.          Principal Business Office.

The principal business office of the Company shall be located at 1575 Northside Drive, Building 100, Suite 200, Atlanta, GA 30318 or such other location as may hereafter be determined by the Member.

Section 3.          Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904.

Section 4.          Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904.

Section 5.          Member.

(a)          Initial Member. The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b)          Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee, or (ii) the resignation of the Member and the admission of an additional member of the Company, (a “Member Cessation Event”)), the Springing Member shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Springing Member shall execute a counterpart to this Agreement. Prior to his admission to the Company as Special Member, Michael L. Konig shall not be a member of the Company.

The Company shall at all times have a Springing Member. No resignation or removal of the Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of the Springing Member, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, the Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

Section 6.          Certificates.

Christopher Vohs is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in North Carolina and in any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.          Purposes.

(a)          Sole Purpose. The sole purpose to be conducted or promoted by the Company is to engage in the following activities: (a) to acquire, develop, own, manage and operate the Project; (b) to enter into and perform its obligations under the Loan Documents; (c) to refinance the Project in connection with a permitted repayment of the Loan; and (d) to transact any lawful business permitted to be transacted by limited liability companies organized under the laws of the State of Delaware that is related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)          Limitations Upon Certain Activities.

(i)	Until the Loan is paid in full, the Company shall remain a Single Purpose Entity.

(ii)	A “Single Purpose Entity” means a limited liability company which, at all times since its formation and thereafter:

(A)	shall not engage in any business or activity, other than the ownership, operation and maintenance of the Project and activities incidental thereto;

(B)	shall not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Project and such Personalty as may be necessary for the operation of the Project and shall conduct and operate its business as presently conducted and operated;

(C)	shall preserve its existence as an entity duly organized, validly existing and in good standing under the laws of Delaware and shall do all things necessary to observe organizational formalities;

(D)	shall not merge or consolidate with any other Person;

(E)	shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any membership interests, other than Transfers permitted under the Loan Agreement; issue additional membership interests; or seek to accomplish any of the foregoing;

(F)	shall not, without the prior unanimous written consent of all of the Members: (A) file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, (B) institute proceedings under any applicable insolvency law, (C) seek any relief under any law relating to relief from debts or the protection of debtors, (D) consent to the filing or institution of bankruptcy or insolvency proceedings against the Company, (E) file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, (F) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the Company or a substantial part of its property, (G) make any assignment for the benefit of creditors of the Company, (H) admit in writing the Company’s inability to pay its debts generally as they become due, or (I) take action in furtherance of any of the foregoing;

(G)	shall not amend or restate its organizational documents if such change would modify the special purpose entity requirements set forth in the Loan Agreement;

(H)	shall not own any subsidiary or make any investment in any other Person;

(I)	shall not commingle its assets with the assets of any other Person and shall hold all of its assets in its own name;

(J)	shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than the following; provided, no Member will be required to contribute any additional capital to satisfy this covenant, (A) the Loan and (B) customary unsecured trade payables incurred in the ordinary course of developing, constructing, owning and operating the Project provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the original principal amount of the Loan and are paid within sixty (60) days of the date incurred;

(K)	shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and shall not list its assets as assets on the financial statement of any other Person; provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Company’s own separate balance sheet;

(L)	except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, shall only enter into any contract or agreement with any member or Affiliate of the Company upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties;

(M)	shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(N)	shall not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Loan) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person;

(O)	shall not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the documents evidencing and/or securing the Loan and shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(P)	shall file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and shall pay any taxes required to be paid under applicable law;

(Q)	shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its Affiliates as a division or department of any other Person;

(R)	shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall pay its debts and liabilities from its own assets as the same shall become due, provided that no member of the Company will be required to contribute any additional capital to satisfy this covenant;

(S)	shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space) and use separate stationery, invoices and checks bearing its own name;

(T)	shall pay (or cause to be paid on behalf of the Company from the Company’s funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(U)	shall not acquire obligations or securities of its members or Affiliates;

(V)	except as contemplated or permitted by the Development Agreement, shall not permit any Affiliate or constituent party independent access to its bank accounts;

(W)	shall maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds;

(X)	shall satisfy each of the following conditions:

(i)	be formed and organized under Delaware law;

(ii)	have one springing member who is a natural person;

(iii)	otherwise comply with all Rating Agencies criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to lenders and to the Rating Agencies; and

(iv)	at all times the Company will have one and only one member.

The provisions of this Section 7(b) shall govern and supersede any other provision of this Agreement to the contrary.

Section 8.          Powers.

The Company, and the Member on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.          Management.

The business and affairs of the Company shall be managed by or under the direction of the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Member has the authority to bind the Company.

Section 10.         Officers.

(a)          Officers. The Company may have such officers, representatives or agents as are appointed from time to time by the Member (the “Officers”). The initial Officers of the Company are hereby designated by the Member as listed on Schedule C. The additional or successor Officers shall be chosen by the Member and shall consist of a President, a Secretary and a Treasurer. The Member may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Member may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms as shall be determined from time to time by the Member. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Member. The Officers shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Member. Any vacancy occurring in any office of the Company shall be filled by the Member.

(b)          Powers of the Officers. Notwithstanding anything else in this Agreement, the Officers shall have the authority to act on behalf of and bind the Company only to the extent that the Member approves such action in each particular instance. For the sake of clarity and without limiting the foregoing, the Officers shall not have the power and authority to take any action without the specific approval or consent of the Member to take such action.

(c)          President. The President shall be the chief executive officer of the Company, shall be responsible for the general and active management of the business of the Company and, subject to Section 10(b), shall see that all specific orders and resolutions of the Member are carried into effect. When expressly authorized by the Member, the President or any other Officer authorized by the President or the Member shall execute all bonds, mortgages and other contracts, except where required or permitted by law or this Agreement to be otherwise signed and executed.

(d)          Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Member, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, expressly authorized by the Member, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In accordance with Section 10(b), the Vice Presidents, if any, shall perform such other duties and have such other powers as the Member may from time to time prescribe.

(e)          Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall record all the proceedings of the meetings of the Company in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and, subject to Section 10(b), shall perform such other duties as may be prescribed by the Member or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Member (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Member may from time to time prescribe in accordance with Section 10(b).

(f)          Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Member. The Treasurer shall disburse the funds of the Company as may be expressly ordered by the Member, taking proper vouchers for such disbursements, and shall render to the President and to the Member an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Member (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Member may from time to time prescribe in accordance with Section 10(b).

(g)          Officers as Agents. The Officers, to the extent their powers are vested in them by specific action of the Member not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

(h)          Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 11.         Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

Section 12.         Capital Contributions.

The Member has contributed to the Company property listed on Schedule B attached hereto.

Section 13.         Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.

Section 14.         Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 15.         Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or, until the Loan is paid in full, any provision of the Loan Documents.

Section 16.         Books and Records.

The Officers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Officers. The Member and its duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 17.         Other Business.

The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 18.         Exculpation and Indemnification.

(a)          Neither the Member nor any Officer, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)          To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(c)          To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

(d)          A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)          The foregoing provisions of this Section 18 shall survive any termination of this Agreement.

Section 19.         Assignments.

Subject to any transfer restrictions contained in the Loan Documents, the Member may assign its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

Section 20.         Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member. Notwithstanding the foregoing, until the Loan is paid in full, the Company shall only have one member at any time.

Section 21.         Dissolution.

(a)          The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the existence of the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

(b)          Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any additional member shall not cause the Member or additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)          In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets and property of the Company in an orderly manner), and the assets and property of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)          The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 22.         No Third-Party Rights.

Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 23.         Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 24.         Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 25.         Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 26.         Amendments.

This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

Section 27.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 28.         Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 29.         Effectiveness.

Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on July 15, 2015.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement effective as of the 15th day of July, 2015.

MEMBER:

BR-TBR LAKE BOONE NC VENTURE, LLC, a Delaware limited liability company

By:	BR LAKE BOONE JV MEMBER, LLC, a Delaware limited liability company, its co-Manager

By:	Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company, its Manager

By:	BR SOIF II Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

By:	TRIBRIDGE CO-INVEST 29, LLC, a Georgia limited liability company, its co-Manager

By:	TriBridge Investments II, LLC, a Georgia limited liability company, its Managing Member

By:	TBR 2015, LLC, a Georgia limited liability company, its Managing Member

By:	/s/ Rilee Walker
Name:	Rilee Walker
Title:	Manager

SPRINGING MEMBER:

/s/ Michael L. Konig
Michael L. Konig

SCHEDULE A

Definitions

A.           Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time.

“Company” means BR-TBR Lake Boone NC Owner, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

A-1

“Development Agreement” means that certain development agreement by and between the Company and TriBridge Residential Development, LLC.

“Lender” means the construction lender for the Project, and its successors and assigns of the Loan.

“Loan” shall have the meaning assigned to that term in the Loan Agreement.

“Loan Agreement” means that certain Loan Agreement by and between Lender and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” shall have the meaning assigned to that term in the Loan Agreement.

“Member” means BR-TBR Lake Boone NC Venture, LLC, a Delaware limited liability company, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Member Cessation Event” has the meaning assigned to that term in Section 5(b) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Personalty” shall have the meaning assigned to that term in the Loan Documents.

“Project” shall have the meaning assigned to that term in the Loan Agreement.

“Rating Agencies” shall have the meaning assigned to that term in the Loan Agreement.

“Single Purpose Entity” has the meaning assigned to that term in Section 7(b) hereof.

“Special Member” means, upon such Springing Member’s admission to the Company as a member of the Company, the Person bound by this Agreement as Special Member in such Person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Springing Member” means Michael L. Konig or any successor to him.

“Transfers” shall have the meaning assigned to that term in the Loan Agreement.

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

A-2

SCHEDULE B

Member

Name	Mailing Address	Capital Contribution	Membership Interest

BR-TBR Lake Boone NC Venture, LLC	1575 Northside Drive, Building 100, Suite 200, Atlanta, GA 30318	$100.00	100%

SCHEDULE C

OFFICERS	TITLE

Jordan Ruddy	President
Christopher Vohs	Treasurer
Michael Konig	Secretary
James Babb	Vice President
James Schroder	Vice President
Bobby West	Vice President
Lee Walker	Vice President